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                             Joint Filing Agreement

         Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Date: November 3, 2003

                                  HARBOURVEST PARTNERS, LLC

                                  By: /s/ Edward W. Kane
                                     -------------------------------------
                                  Name:  Edward W. Kane
                                  Title: Member

                                  /s/ Edward W. Kane
                                  ----------------------------------------
                                  Edward W. Kane

                                  /s/ D. Brooks Zug
                                  ----------------------------------------
                                  D. Brooks Zug

                                  HVP V-DIRECT ASSOCIATES LLC
                                  By: HARBOURVEST PARTNERS, LLC
                                  Its Managing Member

                                  By: /s/ Edward W. Kane
                                     -------------------------------------
                                  Name:  Edward W. Kane
                                  Title: Member

                                  HARBOURVEST PARTNERS V-DIRECT FUND L.P.
                                  By: HVP V-DIRECT ASSOCIATES LLC
                                  Its General Partner
                                  By: HARBOURVEST PARTNERS, LLC
                                  Its Managing Member

                                  By: /s/ Edward W. Kane
                                     -------------------------------------
                                  Name:  Edward W. Kane
                                  Title: Member